                                                                    EXHIBIT 10.1


                         SECOND AMENDMENT AND CONSENT
                         ----------------------------

                  SECOND AMENDMENT AND CONSENT (this "Amendment"), dated as of November 29, 2000, among RESOURCES CONNECTION INC. (f/k/a RC Transaction Corp.), a Delaware corporation ("Holdings"), RESOURCES CONNECTION LLC (f/k/a Re:sources Connection LLC), a Delaware limited liability company (the "Borrower"), the lenders party to the Credit Agreement referred to below (the "Lenders"), BANKERS TRUST COMPANY, as Administrative Agent and Lead Arranger (the "Administrative Agent"), U.S. BANK NATIONAL ASSOCIATION, as Documentation Agent (the "Documentation Agent"), and BANKBOSTON, N.A., as Syndication Agent (the "Syndication Agent" and, together with the Administrative Agent and the Documentation Agent, the "Agents" and each, an "Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                             W I T N E S S E T H:
                             - - - - - - - - - -

                  WHEREAS, Holdings, the Borrower, the Lenders and the Agents are parties to a Credit Agreement, dated as of April 1, 1999 (as amended, modified or supplemented through, but not including, the date hereof, the "Credit Agreement"); and

                  WHEREAS, the parties hereto wish to amend certain provisions under the Credit Agreement as herein provided;

                  NOW, THEREFORE, it is agreed:

                  1. Section 1.08(a) of the Credit Agreement is hereby amended by deleting the text "Applicable Base Rate Margin" appearing therein and inserting the text "Applicable Margin" in lieu thereof.

                  2. Section 1.08(b) of the Credit Agreement is hereby amended by deleting the text "Applicable Eurodollar Rate Margin" appearing therein and inserting the text "Applicable Margin" in lieu thereof.

                  3. Section 2.05(a) of the Credit Agreement is hereby amended by deleting the text "Applicable Base Rate Margin for Revolving Loans" each place such text appears therein and inserting the text "Applicable Margin for Revolving Loans maintained as Base Rate Loans" in lieu thereof in each such place.

                  4. Section 3.01(b) of the Credit Agreement is hereby amended by deleting the text "Applicable Eurodollar Rate Margin then in effect with respect to Revolving Loans" appearing in said Section and inserting the text "Applicable Margin then in effect with respect to Revolving Loans maintained as Eurodollar Loans" in lieu thereof.

                  5. Section 7.07 of the Credit Agreement is hereby amended by deleting the text "(a)," appearing in said Section.

                  6. Section 8.01(a) of the Credit Agreement is hereby amended by deleting the text appearing in said Section in its entirety and inserting the text "[Intentionally Deleted]" in lieu thereof.

                  7. Section 9.07(a) of the Credit Agreement is hereby amended by (x) deleting the amounts "$1,500,000", "$1,000,000", "$1,000,000" and
"$1,000,000" appearing opposite the dates "May 31, 2001", "May 31, 2002", "May 31, 2003" and "May 31, 2004", respectively, in said Section and inserting the amount "$3,000,000" opposite each of said dates in lieu thereof and (y) deleting the proviso at the end of said Section in its entirety.

                  8.  Section 11.01 of the Credit Agreement is hereby amended by
(x) deleting the definitions of "Applicable Base Rate Margin" and "Applicable Eurodollar Rate Margin" appearing in said Section and (y) inserting the following new definitions in said Section in the appropriate alphabetical order:

                  "Applicable Margin" shall mean, from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth below under the respective column below and opposite the respective Level (i.e., Level 1, Level 2, Level 3, Level 4 or Level 5, as the case may be) indicated to have been achieved on the applicable Test Date for such Start Date (as shown on the respective officer's certificate delivered pursuant to Section 8.01(f) or the first proviso below):

                                                                 Term Loans,
                                                               Revolving Loans
                                                             and Swingline Loans            Term Loans and Revolving
                                                                maintained as                 Loans maintained as
          Level             Leverage Ratio                     Base Rate Loans                  Eurodollar Loans
          -----             --------------                     ---------------                  ----------------
            1             Less than 1:00:1.00                       0.50%                            1.50%

            2             Greater than or equal
                          to 1.00:1.00
                          but less than 1.50:1.00                   0.75%                            1.75%

            3             Greater than or equal
                          to 1.50:1.00
                          but less than 2.00:1.00                   1.00%                            2.00%

            4             Greater than or equal
                          to 2.00:1.00 but less
                          than 2.25:1.00                            1.25%                            2.25%


            5             Greater than or equal
                          to 2.25:1.00                                1.50%                            2.50%

provided, however, that if Holdings fails to deliver the financial statements
--------  -------
required to be delivered pursuant to Section 8.01(b) or (c) (accompanied by the officer's certificate required to be delivered pursuant to Section 8.01(f) showing the applicable Leverage Ratio on the relevant Test Date) on or prior to 30 days after the respective date required by such Sections, then Level 5 pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer's certificate have been delivered showing the pricing for the respective Margin Reduction Period is at a level which is less than Level 5 (it being understood that, in the case of any late delivery of such financial statements and officer's certificate by more than 30 days after such delivery is required pursuant to said Sections, any reduction in the Applicable Margin shall apply only from and after the date of the delivery of the complying financial statements and officer's certificate); and provided further, (i) for the period from the Initial Borrowing Date to, but
    ----------------
not including, the Second Amendment Effective Date, (x) in the case of Term Loans, Revolving Loans and Swingline Loans that are maintained as Base Rate Loans, "Applicable Margin" shall mean a percentage per annum equal to 2.00% and
(y) in the case of Term Loans or Revolving Loans maintained as Eurodollar Loans, "Applicable Margin" shall mean a percentage per annum equal to 3.00%, (ii) for the period from the Second Amendment Effective Date to, but not including, the first Start Date after the Second Amendment Effective Date, Level 1 pricing shall apply, and (iii) Level 5 pricing shall apply at any time when any Default or Event of Default is in existence (it being understood, however, that if a Default that occurs as a result of Holdings' failure to deliver the financial statements required by Sections 8.01(b) and (c) (and related officer's certificate required by Section 8.01(f)) on or prior to the respective date required by such Sections, such Default shall not result in an increase to Level 5 pricing unless such financial statements (and related officer's certificate) are not delivered on or prior to 30 days after the respective date required by such Sections, in which case such increased pricing shall apply after such 30/th/ day).

               "End Date" shall mean, for any Margin Reduction Period, the last day of such Margin Reduction Period.

               "Margin Reduction Period" shall mean each period which shall commence on the date upon which the respective officer's certificate is delivered pursuant to Section 8.01(f) (together with the related financial statements pursuant to Section 8.01(b) or (c), as the case may be) and which shall end on the earlier of (i) the date of actual delivery of the next officer's certificate pursuant to Section 8.01(f) (and related financial statements) or (ii) 30 days after the latest date on which such next officer's certificate (and related financial statements) is required to be so delivered; it being understood that the first Margin Reduction Period shall commence with the delivery of Holdings' officer's certificate (and related financial statements) in respect of its fiscal quarter ending on November 26, 2000.

                  "Second Amendment" shall mean the Second Amendment to this Agreement, dated as of November 14, 2000.

                  "Second Amendment Effective Date" shall have the meaning provided in the Second Amendment.

                  "Start Date" shall mean, with respect to any Margin Reduction Period, the first day of such Margin Reduction Period.

                  "Test Date" shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of Holding ended immediately prior to such Start Date.

                  9.  Notwithstanding anything to the contrary contained in
Section 3.03(d) of the Credit Agreement, in the event that Holdings consummates a Qualified IPO on or prior to December 31, 2000, the Total Revolving Loan Commitment shall not be reduced in accordance with such Section 3.03(d) as a result of such Qualified IPO, so long as no Default or Event of Default exists at the time of such Qualified IPO or would result therefrom.

                  10. This Amendment shall become effective on the date (the "Second Amendment Effective Date") when Holdings, the Borrower and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office.

                  11. In order to induce the Lenders to enter into this Amendment, each of Holdings and the Borrower hereby represents and warrants that:

                  (a) no Default or Event of Default exists on the Second Amendment Effective Date, both before and after giving effect to this Amendment; and

                  (b) on the Second Amendment Effective Date, both before and after giving effect to this Amendment, all representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects as though such representations and warranties were made on the Second Amendment Effective Date.

                  12. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be delivered to the Borrower and the Administrative Agent.

                  13. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  14. From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

                  15. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                                  *    *    *

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                   RESOURCES CONNECTION INC.


                                   By:________________________________
                                        Name:
                                        Title:


                                   RESOURCES CONNECTION LLC


                                   By:________________________________
                                        Name:
                                        Title:

                                   BANKERS TRUST COMPANY, Individually and
                                   as Administrative Agent



                                   By:________________________________
                                      Name:
                                      Title:

                                      U.S. BANK NATIONAL ASSOCIATION,
                                      Individually and as Documentation Agent



                                      By:________________________________
                                         Name:
                                         Title:

                                          FLEET NATIONAL BANK (f/k/a
                                          BANKBOSTON, N.A.), Individually and as
                                          Syndication Agent



                                          By:________________________________
                                             Name:
                                             Title: